McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the use of our report dated May 25, 1999, on the financial statements of New York Daily Tax Free Income Fund, Inc. referred to therein, which is incorporated by reference in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A, File No. 2-89264 , of New York Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional
Information under the captions "Counsel and Auditors" and "Financial
Statements".

                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP


New York, New York
June 29, 1999